Exhibit 99.1

Fulgent Genetics Reports Second Quarter 2017 Financial Results

•	Revenue grows 17% year over year to $4.6 Million
•	GAAP Loss of $25,000, or $0.00 per Share
•	Non-GAAP Income of $284,000, or $0.02 per Share
•	Adjusted EBITDA of $685,000

TEMPLE CITY, CA, August, 7, 2017 —Fulgent Genetics (NASDAQ: FLGT) (“Fulgent” or the “company”) today announced financial results for its second quarter ended June 30, 2017.

Second quarter revenue was $4.6 million, an increase of 17% year over year from $4.0 million in the second quarter of 2016. GAAP loss for the second quarter of 2017 was $25,000, or $0.00 per share, and non-GAAP income, which excludes equity-based compensation expenses and equity in net loss of affiliate, and uses a corporate tax rate of 38% for the quarter, was $284,000, or $0.02 per share. Adjusted EBITDA was $685,000 in the second quarter of 2017.

Non-GAAP income and adjusted EBITDA are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

Ming Hsieh, Chairman and Chief Executive Officer, said, “We focused our efforts in the quarter on integrating our newly reorganized sales force and continuing to expand our test menu. In addition, we are pleased to announce the launch in August 2017 of our carrier screening tests, which initiates our footprint in the prenatal market.”

“We are also pleased to report that our joint venture with Xi Long USA, a large stockholder of our company, was established during the quarter and is running smoothly in the People’s Republic of China,” continued Hsieh. “We remain confident in our positioning in the next generation sequencing genetic testing market and expect to reaccelerate growth into the end of the year.”

Paul Kim, Chief Financial Officer, said, “As expected, we saw a modest sequential decline in revenue due to the restructuring of our domestic sales organization. We anticipate that our recent investments across our business will begin to drive momentum in the coming quarters.”

Mr. Kim added, “We will provide an update on our guidance regarding certain financial measures during our investment community conference call to shortly follow the issuance of this press release.”

Conference Call Information

Fulgent will host an investment community conference call today at 5:00 PM ET (2:00 PM PT) to discuss its second quarter 2017 results. Press and industry analysts are invited to attend in listen-only mode.

The call can be accessed through a live audio webcast in the Investor Relations section of the company’s website, www.fulgentgenetics.com, and through a live conference call by calling (855) 321-9535, passcode #55000778. An audio replay will be available on the company’s website or by calling (855) 859-2056 using passcode 55000778 through August 14, 2017.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth in this press release, including non-GAAP income and adjusted EBITDA, are non-GAAP financial measures. Fulgent believes this information is useful to investors because it provides a basis for measuring Fulgent's available capital resources, the performance of Fulgent's business and Fulgent's cash flow excluding certain non-cash income or expense items that are not directly attributable to its core operating results. Fulgent defines non-GAAP income as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus or minus provisions (benefits) for income taxes, plus equity-based compensation expenses, plus or minus equity in net income (loss) of affiliate relating to our minority ownership interest in our joint venture in the People’s Republic of China, plus or minus the effect of a corporate tax rate, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. Fulgent defines adjusted EBITDA as GAAP income (loss) plus or minus interest expense (income), plus or minus provisions (benefits) for income taxes, plus depreciation, plus amortization, plus equity-based compensation expenses, plus or minus equity in net income (loss) of affiliate relating to our minority ownership interest in our joint venture in the People’s Republic of China, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. For the periods covered by the financial results included in this press release, Fulgent has added to GAAP income (loss) in order to calculate non-GAAP income and adjusted EBITDA a non-cash expense incurred in the second quarter of 2016 as a result of the difference between the fair value and the effective issuance price of certain securities issued to Xi Long USA, Inc. in an equity financing completed in May 2016.

Fulgent may continue to incur expenses similar to the non-cash items added to or subtracted from GAAP income (loss) to calculate non-GAAP income and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an inference that these items are unusual, infrequent or non-recurring. Fulgent's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of income (loss) in evaluating the company's operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent may not be comparable to similarly titled metrics reported by other companies.

About Fulgent Genetics

Fulgent is a profitable and growing technology company with an initial focus on offering comprehensive genetic testing to provide physicians with clinically actionable diagnostic information they can use to improve the quality of patient care. The company has developed a proprietary technology platform that integrates sophisticated data comparison and suppression algorithms, adaptive learning software, advanced genetic diagnostics tools and integrated laboratory processes. This platform allows the company to offer a broad and flexible test menu and continually expand and improve its proprietary genetic reference library, while maintaining accessible pricing, high accuracy and competitive turnaround times. The company believes its current test menu, which includes approximately 18,000 single-gene tests and more than 850 pre-established, multi-gene, disease-specific panels, offers more genes for testing than its competitors in today’s market, which enables it to provide expansive options for test customization and clinically actionable results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: anticipated growth of the company’s business or the industry in which it operates, including its position in the NGS genetic testing market; anticipated increases in the company’s revenue; the success of and benefits to be obtained, if any, from the company’s joint venture with Xi Long USA, Inc.; the success of the company’s continued investments in its business, including its growth and restructuring of its sales and marketing organization and continued investment in expanding its test menu, and the timing and extent of the impact, if any, on the company’s performance; and the company’s ability to successfully expand into new markets, including new geographic markets (such as Asia) and new customer markets (such as prenatal testing).

Forward-looking statements represent management’s estimates about future events or circumstances or the company’s future performance and are based on current views and assumptions, which may prove to be incorrect. As a result, matters discussed in any forward-looking statements are subject to risks, uncertainties and changes in circumstances that may cause actual results to differ from those described in or implied by the forward-looking statements. These risks include, among others: the market potential for, and the rate and degree of market adoption of, the company’s tests and genetic testing generally; the company’s ability to continue to develop new tests to keep pace with rapidly changing technology and new and increasing amounts of scientific data; the company’s ability to maintain the low internal costs of its business model, particularly as the company continues to make investments across its business; risks related to volatility in the company’s results, which can fluctuate significantly from period to period; risks associated with the concentration of sales in certain periods to a small number of customers; the company’s ability to grow and diversify its customer base and increase demand from existing customers; the company’s investment in and expansion of its infrastructure, including its sales and marketing organization, and its ability to manage any growth it may experience; the company’s level of success in obtaining coverage and adequate reimbursement from third-party payors for its tests; the company’s level of success in establishing and obtaining the intended benefits from partnerships, joint ventures or other relationships, including its recently established joint venture in Asia; the company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; risks associated with the company’s international operations, including its interest in its joint venture in Asia; the company’s ability to protect its proprietary technology platform; and general industry, economic, political and market conditions. As a result of these risks and uncertainties, undue reliance should not be placed on any forward-looking statements.

The company’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended June 30, 2017, are available on the company’s website and contain more information about the company, its business and the risks affecting its business. The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations Contacts:

The Blueshirt Group

Nicole Borsje, 415-217-2633, nborsje@blueshirtgroup.com

Chris Danne, 415-217-5865, chris@blueshirtgroup.com

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
June 30, 2017 and December 31, 2016
(in thousands)

ASSETS:	June 30, 2017 (unaudited)	December 31, 2016
Cash and cash equivalents	$11,473	$7,897
Investments in marketable securities	34,643	38,568
Accounts receivable, net	4,186	4,364
Property and equipment, net	6,737	6,234
Other assets	1,766	977
Total assets	$58,805	$58,040

LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and income taxes payable	$3,072	$3,561
Total stockholders’ equity	55,733	54,479
Total liabilities & equity	$58,805	$58,040

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
Three and Six Months Ended June 30, 2017 and 2016
(in thousands, except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue	$4,640	$3,971	$9,946	$7,411
Cost of revenue (1)	1,879	1,411	3,738	2,715
Gross profit	2,761	2,560	6,208	4,696

Operating expenses:
Research and development (1)	920	656	1,771	1,217
Selling and marketing (1)	851	477	1,742	778
General and administrative (1)	1,140	457	2,626	2,346
Total operating expenses	2,911	1,590	6,139	4,341
Operating income (loss)	(150)	970	69	355
Interest income and other income (expense)	120	(5,462)	239	(5,449)
Income (loss) before income taxes and equity in net loss of affiliate	(30)	(4,492)	308	(5,094)
Provision (benefit) for income taxes	(110)	-	(4)	-
Income (loss) before equity in net loss of affiliate	80	(4,492)	312	(5,094)
Equity in net loss of affiliate	(105)	-	(105)	-
Income (loss)	$(25)	$(4,492)	$207	$(5,094)
Basic and diluted income (loss) per common share:
Continuing operations—basic	$(0.00)		$0.01
Continuing operations—diluted	$(0.00)		$0.01
Continuing operations:
Weighted average common shares- continuing operations, basic	17,711		17,694
Weighted average common shares- continuing operations, diluted	17,711		18,156

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$62	$-	$208	$-
Research and development	197	-	408	-
Selling and marketing	51	-	120	-
General and administrative	114	-	253	1,625
Total equity-based compensation expense	$424	$-	$989	$1,625

FULGENT GENETICS, INC.
Non-GAAP Income Reconciliation
Three and Six Months Ended June 30, 2017 and 2016
(in thousands, except per share data)

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Income (loss)	$(25)	$(4,492)	$207	$(5,094)
Provision (benefit) for income taxes	(110)	-	(4)	-
Equity-based compensation expense	424	-	989	1,625
Difference in fair value related to Xi Long Financing	-	5,462	-	5,462
Non-GAAP Tax effect (1)	(110)	-	(453)	-
Equity in net loss of affiliate	105	-	105	-
Non-GAAP Income	$284	$970	$844	$1,993
Basic and diluted income (loss) per common share:
Basic	$(0.00)		$0.01
Diluted	$(0.00)		$0.01
Non-GAAP income per common share - continuing operations:
Basic	$0.02		$0.05
Diluted	$0.02		$0.05

Continuing operations:
Weighted average common shares- continuing operations, basic	17,711		17,694
Weighted average common shares- continuing operations, diluted	17,711		18,156

(1) Tax rates as follows:

Corporate tax rate of 38% for three and six months ended June 30, 2017. For the three and six months ended June 30, 2016, no tax rate was applied because, at that time, the Company's predecessor was a pass-through entity for tax purposes.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three and Six Months Ended June 30, 2017 and 2016
(in thousands)

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Income (loss)	$(25)	$(4,492)	$207	$(5,094)
Interest income	(114)	-	(233)	-
Difference in fair value related to Xi Long Financing	-	5,462	-	5,462
Provision (benefit) for income taxes	(110)	-	(4)	-
Equity-based compensation expense	424	-	989	1,625
Depreciation and amortization	405	248	817	447
Equity in net loss of affiliate	105	-	105	-
Adjusted EBITDA	$685	$1,218	$1,881	$2,440